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   As filed with the Securities and Exchange Commission on October 4, 2000.

                                                  Registration No. 333-
                                                                       ---------

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -----------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
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
                       Minnesota                                                         41-1356476
(State or Other Jurisdiction of Incorporation or Organization)             (I.R.S. Employer Identification Number)


                                               6000 Nathan Lane North
                                            Minneapolis, Minnesota 55442
                                                   (763) 268-6000
                          (Address, including Zip Code, and Telephone Number, Including Area Code,
                                     of Registrant's Principal Executive Offices)

                             Thomas G. Hudson, Chairman, President and Chief Executive Officer
                                        COMPUTER NETWORK TECHNOLOGY CORPORATION
                                                6000 Nathan Lane North
                                             Minneapolis, Minnesota 55442
                                                   (763) 268-6000
           (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                                      Copies to:

                  Morris M. Sherman, Esq.                                               Bruce Alan Mann, Esq.
   Leonard, Street and Deinard Professional Association                                Morrison & Foerster LLP
            150 South Fifth Street, Suite 2300                                            425 Market Street
               Minneapolis, Minnesota 55402                                       San Francisco, California 94105

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     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-80841

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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                                                   CALCULATION OF REGISTRATION FEE
============================================= ================= ====================== ====================== ================
                                                                  Proposed Maximum       Proposed Maximum        Amount of
                                                Amount To Be     Offering Price Per     Aggregate Offering     Registration
     Titles Of Shares To Be Registered         Registered(1)       Security(2) (3)         Price(1) (2)             Fee
--------------------------------------------- ----------------- ---------------------- ---------------------- ----------------
Convertible Subordinates Notes...........           (3)                  (3)                    (3)
Common Stock, $.01 par value (4).........           (3)                  (3)                    (3)
         Total...........................       $20,000,000              (3)              $20,000,000(5)        $5,280(6)(7)
============================================= ================= ====================== ====================== ================
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(1)  Convertible subordinated notes may be issued with original issue discount such that the aggregate initial offering price will not exceed $20,000,000, together with other securities issued hereunder.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(3)  Omitted pursuant to General Instruction II.D of Form S-3 under the
     Securities Act of 1933, as amended.
(4)  The convertible subordinated notes are also convertible into shares of common stock. This registration  statement also covers an indeterminate number of shares of common stock to be issued upon conversion of the convertible subordinated notes. This registration statement also includes preferred share purchase rights issuable under the Registrant's
     Rights Agreement.
(5)  No separate consideration will be received for shares of common stock issued upon conversion of the convertible subordinated notes and therefore no additional registration fee is payable under Rule 457(i).
(6)  Calculated pursuant to Rule 457(o).
(7)  Paid by wire transfer on October 3, 2000.
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                           INCORPORATION BY REFERENCE

     The Registration Statement is being filed with respect to the registration of additional shares of the common stock, $.01 par value per share, of Computer Network Technology Corporation, a Minnesota corporation, and convertible subordinated notes, for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (Registration No. 333-80841) are incorporated in this Registration Statement by reference.



                                  CERTIFICATION

         The Registrant hereby certifies to the Commission that (i) on October 3, 2000 it instructed its bank to pay the Commission the filing fee set forth in the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on October 3, 2000), (ii) it has not and will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it confirmed receipt of such instructions by its bank during the bank's regular business hours on October 3, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of Minneapolis, State of Minnesota, on October      ,
2000.



                                         COMPUTER NETWORK TECHNOLOGY CORPORATION



                                         By  /s/ Gregory T. Barnum
                                           -------------------------------------
                                           Name:  Gregory T. Barnum
                                           Title: Vice President of Finance,
                                                  Chief Financial Officer
                                                  and Corporate Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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                  SIGNATURE                                          TITLE                               DATE
                  ---------                                          -----                               ----


/s/ Thomas G. Hudson
-----------------------------------------------
Thomas G. Hudson                                     Chairman of the Board, President and          October 4, 2000
                                                     Chief Executive Officer (Principal
                                                     Executive Officer) and Director
/s/ Gregory T. Barnum
-----------------------------------------------
Gregory T. Barnum                                    Vice President of Finance, Chief              October 4, 2000
                                                     Financial Officer and Corporate
                                                     Secretary(Principal Financial Officer)
/s/ Jeffrey A. Bertelsen
-----------------------------------------------
Jeffrey A. Bertelsen                                 Corporate Controller and Treasurer            October 4, 2000
                                                     (Principal Accounting Officer)
/s/ *
-----------------------------------------------
Patrick W. Gross                                     Director                                      October 4, 2000

/s/ *
-----------------------------------------------
Erwin A. Kelen                                       Director                                      October 4, 2000

/s/ *
-----------------------------------------------
Lawrence Perlman                                     Director                                      October 4, 2000

/s/ *
-----------------------------------------------
John A. Rollwagen                                    Director                                      October 4, 2000


* By /s/ Gregory T. Barnum
     ------------------------------------------
     Attorney-in-fact
     Gregory T.Barnum

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                                INDEX TO EXHIBITS


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Exhibit        Description
-------        -----------

1.1            Form of Underwriting Agreement.*

4.1            Specimen Certificate for Shares of Common Stock.**

5.1            Opinion of Leonard, Street and Deinard Professional Association.

23.1           Consent of KPMG LLP, independent auditors.

23.2 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1).

24.1           Power of Attorney.**


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     * Incorporated by reference to our Report on Form 8-K dated October 3,
2000.
     ** Incorporated by reference to our Registration Statement on Form S-3 (Registration Number 333-80841).